Exhibit 10.23

AMENDMENT NO. 3 TO SELECTED DEALER AGREEMENT

This Amendment, dated as of the 12th day of April, 2016 and effective as of the 11th day of April 2016 (this “Amendment”), is made by and among each of Hines Global REIT II, Inc., a Maryland corporation (the “Company”), Hines Securities, Inc., a Delaware Corporation (the “Dealer Manager”), Hines Global REIT II Advisors LP, a Texas limited partnership (the “Advisor”), (collectively, the “Issuer Entities”) and Ameriprise Financial Services, Inc. (“Ameriprise”).

WHEREAS, the Issuer Entities and Ameriprise have entered into a Selected Dealer Agreement dated December 31, 2014, as amended by the Amendment to Selected Dealer Agreement dated February 27, 2015 and Amendment No. 2 to Selected Dealer Agreement dated September 3, 2015 (the “Selected Dealer Agreement”) that sets forth the understandings and agreements whereby Ameriprise will offer and sell, on a best efforts basis for the account of Company, Shares of common stock of the Company registered pursuant to the Registration Statement and Prospectus filed with the Securities and Exchange Commission;

WHEREAS, the Issuer Entities and Ameriprise desire to modify the Selected Dealer Agreement to ensure compliance with the recent amendments to NASD Rule 2340 and FINRA Rule 2310, effective April 11, 2016; and

WHEREAS, the Issuer Entities and Ameriprise desire to modify Section 7(j) of the Selected Dealer Agreement in light of recent amendments to the Code.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Issuer Entities agree as follows:

1.
In addition to and in conjunction with the terms set forth in the Selected Dealer Agreement, the Issuer Entities agree that the Company shall make the following disclosures specified in FINRA Rule 2310(b)(5)(A), (B) and (C) as to the value of the Shares:

(i)
a per share estimated value of the Shares, developed in a manner reasonably designed to ensure it is reliable, in the Company’s periodic reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act;

(ii)	an explanation of the method by which the per share estimated value was developed; and

(iii)	the date of the valuation.

2.
In addition to and in conjunction with the terms set forth in Section 2(kk) of the Selected Dealer Agreement, pursuant to FINRA Rule 2310(b)(5)(D), the Issuer Entities agree that the Company shall disclose in a periodic or current report filed pursuant to Section 13(a) or 15(d) of the Exchange Act, within the time parameters set forth in the Independent Valuations paragraph of Section 2(kk) of the Selected Dealer Agreement, and in each annual report thereafter, a per share estimated value:

(i)	based on the valuations of the assets and liabilities of the Company performed at least annually by, or with the material assistance or confirmation of, a third-party valuation expert or service;

(ii)	derived from a methodology that conforms to standard industry practice; and

(iii)	accompanied by a written opinion or report by the Company, delivered at least annually, that explains the scope of the review, the valuation methodology used and the basis for the reported value.

3.
The following provision shall supersede Section 5 of Amendment No. 2 to Selected Dealer Agreement dated September 3, 2015 and shall be added to the end of Section 7 of the Selected Dealer Agreement as Section 7(j):

(j) Information on Share Classes. The Issuer Entities shall provide Ameriprise with an update at such time as the total Selling Commissions and distribution and stockholder servicing fees for the sale and servicing of Class T Shares for the sale to any single purchaser reach their cap. The Issuer Entities shall make a report available to Ameriprise with such information upon written request throughout the Offering.

4.	All capitalized terms used herein but not defined shall have the meaning ascribed to such terms in the Selected Dealer Agreement unless otherwise set forth in this Amendment.

5.	The Issuer Entities and Ameriprise agree that this Agreement shall be effective as of April 11, 2016.

6.	Except as otherwise expressly amended by this Amendment, all of the provisions of the Selected Dealer Agreement shall continue in full force and effect in accordance with the terms and conditions.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have hereto executed this Amendment as of the date first above written.

HINES GLOBAL REIT II, INC.

By: /s/ Ryan Sims

Name: Ryan Sims
Title: Chief Financial Officer

HINES SECURITIES, INC.

By: /s/ Frank Apollo

Name: Frank Apollo
Title: Senior Managing Director - Finance

HINES GLOBAL REIT II ADVISORS LP

By: /s/ Sherri W. Schugart

Name: Sherri Schugart
Title: Senior Managing Director / Chief Executive Officer

AMERIPRISE FINANCIAL SERVICES, INC.

By: /s/ Frank McCarthy

Name: Frank A. McCarthy
Title: Senior Vice President and General Manager